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                                                                                                              APPENDIX II
                              SUBSTITUTION APPLICATION OF METLIFE INSURANCE COMPANY OF CONNECTICUT, et al

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
                                                                                                                      Participating
                                                                                                      Assets as of    VIT Assets at
                       Name (Net Expense as of 12/31/09)               Advisory Fee Breakpoints         12/31/09        MetLife
--------------------- --------------------------------------------------------------------------- -------------------------------
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Substitution #1       Delaware VIP Small Cap Value Series -
                        Standard Class (0.85%)                         First $500 MN    0.75%         $749,031,000    $21,232,000
                                                                       Next $500 MN     0.70%
                      Delaware VIP Small Cap Value Series -
                        Service Class (1.10%)(1)                       Next $1.5 BN     0.65%
                                                                       Over $2.5 BN     0.60%
                                                                Into

                      Third Avenue Small Cap Value Portfolio -                                      $1,277,000,000
                        Class A (0.78%)                               First $1.0 BN    0.75%
                                                                      Over $1.0 BN     0.70%
                      Third Avenue Small Cap Value Portfolio -
                        Class B (1.03%)
--------------------- --------------------------------------------------------------------------- ------------- -------------------
--------------------- --------------------------------------------------------------------------- ------------- -------------------

Substitution #2       Fidelity VIP Equity-Income Portfolio -
                        Initial Class (0.58%)                         All Assets       0.20%       $5,913,154,000    $484,148,000

                      Fidelity VIP Equity-Income Portfolio -
                        Service Class (0.68%)

                      Fidelity VIP Equity-Income Portfolio -
                        Service Class 2 (0.83%)
                                                               Into

                      Lord Abbett Growth and Income Portfolio -
                        Class A (0.56%)                               First $600 MN   0.60%        $2,080,800,000
                                                                      Next $500 MN    0.55%
                      Lord Abbett Growth and Income Portfolio -
                        Class B (0.81%)                               Next $400 MN    0.50%
                                                                      Over $1.5 BN    0.45%

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Substitution #3       Fidelity VIP Growth Portfolio -
                         Initial Class (0.69%)                       All Assets       0.30%        $3,669,383,000      $86,867,000


                                                               Into

                      T. Rowe Price Large Cap Growth Portfolio -
                         Class A (0.67%)                             First $50 MN     0.65%          $814,000,000
                                                                     Over  $50 MN     0.60%

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Substitution #4       Janus Aspen Global Technology Portfolio -
                         Service Shares (1.22%)                      All Assets       0.64%         $121,278,000       $12,810,000


                                                              Into

                      RCM Technology Portfolio - Class B (1.21%)     First $500 MN    0.88%        $251,300,000
                                                                     Over $500 MN     0.85%

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Substitution #5       Legg Mason ClearBridge Variable
                          Capital Portfolio -                        All Assets       0.75%        $117,555,000       $117,555,000

                      Single Share Class (1.00%)(2)
                                                             Into

                      Davis Venture Value Portfolio -
                         Class B (1.06%)(3)                          First $1BN       0.75%         $3,852,500
                                                                     Next $2 BN       0.70%
                                                                     Over $3 BN       0.65%

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Substitution #6      Legg Mason Global Currents Variable
                         International All Cap                       First $1 BN      0.850%        $78,565,000       $75,647,000
                                                                     Next $1 BN       0.825%
                     Opportunity Portfolio - Single Share            Next $3 BN       0.800%
                         Class (1.10%)                               Next $5 BN       0.775%
                                                                     Over $10 BN      0.750%


                                                              Into

                     MFS Research International -
                        Class B (1.06%)                              First $200 MN    0.80%      $1,780,800,000
                                                                     Next  $300 MN    0.75%
                                                                     Next  $500 MN    0.70%
                                                                     Over  $1.0 BN    0.65%

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Substitution #7       Legg Mason Western Asset Variable Diversified
                        Strategic Income Portfolio -                 First $1.0 BN    0.650%        $40,481,000       $37,791,000
                        Single Share Class (0.95%)                   Next  $1.0 BN    0.625%
                                                                     Next  $3.0 BN    0.600%
                                                                     Next  $5.0 BN    0.575%
                                                                     Over  $10.0 BN   0.550%
                                                             Into

                      Western Asset Management
                       Strategic Bond Opportunities Portfolio -      First $500 MN    0.650%       $718,400,000
                       Class B (0.90%)(4)                            Over $500 MN     0.550%

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Substitution #8       Legg Mason Western Asset Variable
                        Strategic Bond Portfolio - Class I        First $1.0 BN    0.650%           $54,167,000       $34,243,000
                        (0.96%)                                   Next  $1.0 BN    0.625%
                                                                  Next  $3.0 BN    0.600%
                                                                  Next  $5.0 BN    0.575%
                                                                  Over  $10.0 BN   0.550%

                                                            Into
                      Western Asset Management Strategic
                        Bond Opportunities Portfolio -           First $500 MN     0.650%          $718,400,000
                        Class B (0.90%)(5)                       Over  $500 MN     0.550%

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Substitution #9       Pioneer Bond VCT Portfolio -
                        Class II (0.87%)                         All Assets       0.50%             $72,052,000       $30,156,000

                                                            Into

                      PIMCO Total Return Portfolio -
                        Class B (0.77%)                          First $1.2 BN    0.500%         $7,054,600,000
                                                                 Over  $1.2 BN    0.475%

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Substitution #10      Pioneer Fund VCT Portfolio -
                        Class II (0.99%)                        All Assets        0.65%            $317,551,000      $29,544,000


                                                            Into
                      Pioneer Fund Portfolio -
                        Class B (0.99%)
                                                                First $200 MN    0.70%
                                                                Next $300 MN     0.65%
                                                                Next $1.5 BN     0.60%
                                                                Over $2.0 BN     0.55%             $739,100,000

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Substitution #11      Templeton Growth Securities Fund -
                        Class 1 (0.79%)                         First $100 MN    1.000%          $2,599,688,000       $87,453,000
                                                                Next $150 MN     0.900%
                      Templeton Growth Securities Fund -        Next $250 MN     0.800%
                        Class 2 (1.04%)                         Next $500 MN     0.750%
                                                                Next $4.0 BN     0.700%
                                                                Next $5.0 BN     0.675%
                                                                Next $5.0 BN     0.655%
                                                                Next $5.0 BN     0.635%
                                                                Over $20 BN      0.615%
                                                                                                  $245,100,000

                                                           Into

                      Met/Templeton Growth Portfolio -         First $100 MN      0.70%
                        Class A (0.80%)(6)                     Next $150 MN       0.68%
                      Met/Templeton Growth Portfolio -         Next $250 MN       0.67%
                        Class B (1.05%)                        Next $250 MN       0.66%
                      Templeton Growth Fund (Retail)           Over $750 MN       0.65%
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Substitution #12      Templeton Growth Fund, Inc. -
                        Class A (1.12%)                       First $1.0 BN      0.630%
                                                              Next $4.0 BN       0.615%         $18,039,233,000      $59,099,000
                                                              Next $5.0 BN       0.600%
                                                              Next $5.0 BN       0.580%
                                                              Next $5.0 BN       0.560%
                                                              Next $5.0 BN       0.540%
                                                              Next $5.0 BN       0.530%
                                                              Next $5.0 BN       0.520%
                                                              Next $5.0 BN       0.510%
                                                              Next $5.0 BN       0.500%
                                                              Over $45 BN        0.490%

                                                          Into

                      Met/Templeton Growth Portfolio -
                        Class E (0.95%)(7)                    First $100 MN      0.70%
                                                              Next $150 MN       0.68%
                      Templeton Growth Fund (Retail)          Next $250 MN       0.67%
                                                              Next $250 MN       0.66%            $245,100,000
                                                              Over $750 MN       0.65%

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Substitution #13      Van Eck VIP Global Hard Assets Fund -
                        Initial Class (1.11%)(8)              All Assets         2.50%            $981,675,000         $4,067,000

                                                          Into

                      Van Eck Global Natural Resources Portfolio -
                        Class A (0.87%)                                                           $451,100,000
                                                             First $250 MN    0.800%
                                                             Next $750 MN     0.775%
                                                             Over $1 BN       0.750%

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---------------------------



     (1) The Delaware VIP Small Cap Value Series' distributor, Delaware Distributors, L.P. (Distributor), has contracted to limit the 12b-1 fees to no more than 0.25% of average daily net assets from April 30, 2010 through April 30, 2011. The waiver may be terminated only by agreement of the Distributor and the Series.

     (2) The adviser has agreed to forgo fees and/or reimburse operating expenses (other than interest, brokerage, taxes and extraordinary expenses) so that total annual operating expenses are not expected to exceed 1.00%. This arrangement cannot be terminated prior to December 31, 2011 without the Board of Trustees' consent. The adviser is permitted to recapture amounts forgone or reimbursed to the fund during the same fiscal year if the fund's total annual operating expenses have fallen to a level below the limit described.

     (3) MetLife Advisers, LLC has contractually agreed, for the period May 1, 2010 through April 30, 2011, to reduce the Management Fee for each Class of the Portfolio to the annual rate of 0.75% for the first $50 million of the Portfolio's average daily net assets, 0.70% for the next $450 million, 0.65% for the next $4 billion and 0.625% for amounts over $4.5 billion. This arrangement may be modified or discontinued prior to April 30, 2011, only with the approval of the Board of Directors of the Portfolio.

     (4) MetLife Advisers, LLC has contractually agreed, for the period May 1, 2010 through April 30, 2011, to reduce the Management Fee to the annual rate of 0.595% for the first $500 million of the Portfolio's average daily net assets. This advisory fee waiver schedule is fixed, so the total expenses could rise above the total expenses for the year ended December 31, 2009 for Class B shares of 0.90% if the asset level of the Portfolio were to decline or the other fund expenses were to increase. This arrangement may be modified or discontinued prior to April 30, 2011 only with the approval of the Board of Directors of the Portfolio.

     (5) MetLife Advisers, LLC has contractually agreed, for the period May 1, 2010 through April 30, 2011, to reduce the Management Fee to the annual rate of 0.595% for the first $500 million of the Portfolio's average daily net assets. This advisory fee waiver schedule is fixed, so the total expenses could rise above the total expenses for the year ended December 31, 2009 for Class B shares of 0.90% if the asset level of the Portfolio were to decline or the other fund expenses were to increase. This arrangement may be modified or discontinued prior to April 30, 2011 only with the approval of the Board of Directors of the Portfolio.

     (6) Under an Expense Limitation Agreement, the total Annual Portfolio Operating Expenses for the Class A and Class B shares of the Portfolio will not exceed 0.80% and 1.05%, respectively, for the period ending April 30, 2011. This agreement may be modified or discontinued prior to April 30, 2011 only with the approval of the Board of Trustees of the Portfolio.

     (7) Under an Expense Limitation Agreement, the total Annual Portfolio Operating Expenses for the Class E shares of the Portfolio will not exceed 0.95% for the period ending April 30, 2011. This agreement may be modified or discontinued prior to April 30, 2011 only with the approval of the Board of Trustees of the Portfolio.

     (8) The adviser has agreed to waive its management fee with respect to any portion of the fund's assets invested directly by the adviser in an underlying fund.

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